UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2021

FOUNTAIN HEALTHY AGING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-123774	86-1098668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building E, Room 601,

No. 1 Huabao Fubao China Street, Futian District

Shenzhen, P.R. China 518000

 (Address of principal executive offices, zip code)

(+86) 185-6676-1769

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

 (a) Dismissal of Former Independent Registered Public Accounting Firm

On December 20, 2021, the Board of Directors of Fountain Healthy Aging, Inc. (the “Company”) approved the dismissal of Audit Alliance LLP (“Audit Alliance”) as the Company’s independent registered public accounting firm, effective immediately.

Audit Alliance’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit reports of Audit Alliance on the consolidated financial statements of the Company as of and for the years ended December 31, 2020 and 2019 included an explanatory paragraph that described factors that raised substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2020 and 2019, and in the subsequent interim period through December 20, 2021, (i) there were no disagreements with Audit Alliance (within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to Audit Alliance’s satisfaction, would have caused Audit Alliance to make reference to the subject matter of the disagreements in connection with its reports; and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. As previously disclosed,  the following control deficiencies were identified that represent material weaknesses as of December 31, 2020: (1) lack of a functioning audit committee, (2) lack of a majority of outside directors on the Company’s Board of Directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (3) inadequate segregation of duties consistent with control objectives; (4) management of subsidiary companies who do not possess a mature understanding of U.S. GAAP or U.S. securities laws; and (5) management dominated by a small group of individuals without adequate compensating controls.

In accordance with Item 304(a)(3) of Regulation S-K, on December 21, 2021, the Company provided Audit Alliance with a copy of the foregoing disclosures and requested that Audit Alliance provide a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of Audit Alliance’s letter dated December 22, 2021 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On December 20, 2021, the Board of Directors of the Company approved the appointment of Onestop Assurance PAC (“Onestop Assurance”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2021. During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through December 20, 2021, neither the Company nor anyone acting on its behalf consulted with Onestop Assurance with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and its subsidiaries, and no written report or oral advice was provided by Onestop Assurance to the Company that Onestop Assurance concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Audit Alliance LLP, dated December 22, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fountain Healthy Aging, Inc.

Dated: December 22, 2021	By:	/s/ Hong Zhu
	Name:	Hong Zhu
	Title:	Chief Executive Officer

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